UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2019

TRUE NATURE HOLDING, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1355 Peachtree Street, Suite 1150 Atlanta, GA 30309
(Address of principal executive offices) (Zip Code)

(844) 383-8689
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreement.

Software License and Reseller Agreement

In 2017 True Nature Holding, Inc. “the Company”) began development of a series of applications termed SimpleHIPAA and SimpleHIPAA for Veterinarians and Pets, both aimed at providing a personal healthcare record (PHR) that could be used by both humans and pet owners. During 2018 the application design was expanded to include interfaces with both office management systems used by doctors and veterinary clinics, and those used by pharmacy operators who might fulfil prescriptions. In June 2018 the Company entered into a custom development agreement with a pharmacy operator in Florida to customize the software for their particular needs. In December 2019 we concluded an expanded software license agreement that includes a provision for the user to have full access to the source code for their internal purposes, or its successors and assignees. We have also created a right for the operator to resell in object code form the resulting application under their own brand. The Company has fully delivered the software and has been paid an initial $3,500 fee, with an additional $21,500 to be paid on successive sales by the operator. The initial fee is being recognized as earned revenue in 2019 with the subsequent payments as unearned revenue, and thus will be recognized in the periods in which they are collected. This is a non-exclusive agreement, and the Company believes similar reseller agreements will be a continuing source of revenue going forward. A copy of this agreement is includer herein as Exhibit 10.01.

Reductions in Payables

In December 2019 approximately $333,000 of accounts payable was eliminated through a total of $38,500 in cash payments, As noted below, approximately $683,000 of other amounts owed were converted into 27,324 shares of a newly issued Series X Preferred Stock (the “Series X Preferred”), priced at $25.00 per share. As a result of these and other actions, we estimate that the total liabilities of the Company (unaudited and subject to change) at December 31, 2019 should be approximately $1.3 million, down from the $2.6 million reported at September 30, 2019.

Exchange of Debt into newly issued Series X Perpetual Preferred Shares

The Company has entered into agreements with debt holders and note holders of the Company who have agreed to cancel the obligations of the Company in favor of the issuance of a new Series X Perpetual Preferred Stock (“the Series X Preferred”). The Series X Preferred shares are priced at $25.00 per share and will pay a 10% per year dividend. The dividend may be paid in cash or in the issuance of restricted common stock. If the Company chooses to pay the dividend in restricted common stock the number of shares issued to fulfil the dividend payment shall be determined based on the stock price on the date the dividend award is made by the Board of Directors. The decision to make the dividend payment in cash or through the issuance of restricted stock shall be at the Company’s sole discretion. The Company intends to pay the dividend monthly. These shares may be redeemed after 36 months and are not convertible into common stock. While these shares remain outstanding the holders of this group will likely have voting control of the Company, as noted below. There is no intention to register these shares. The holders will have the right to exchange the preferred shares for any security which may be registered during the period when the shares are held on a dollar for dollar basis, with the terms of the exchanged security to survive any prior terms.

The Series X Preferred shares include “super voting rights” such that each share will have 20,000 votes in any matter for which a vote of shareholders will be required. As a result, based on the current number of common stock shares outstanding of approximately 80 million, the holders of the Series X Preferred shares will have the ability to vote up to 88% of the shares votes available. Therefore, the holders of the Series X Preferred stock, in aggregate, will have sufficient shares to approve any matter presented to the common shareholders for approval. Should these shares be exchanged for another security in the future, as noted above, the “super voting rights” would be extinguished, and the voting rights of the securities received in exchange would be granted to the holders instead.

The aggregate debt being extinguished through the issuance of 27,324 Series X Preferred shares totaled approximately $683,000 and included: a) amounts owed to vendors in the form of general payables, b) amounts owed to current and former insiders that were accrued and not paid as previously agreed to, and c) certain obligations under the notes previously issued for payment of obligations on behalf of the Company. The debts being exchanged were all verified by the Company’s accountants and have been reported in the Company’s filings with the SEC, and all participants have agreed that should the upcoming audit of the Company financials as of December 31, 2019 show any differences in the amounts owed, the number of Series X Preferred shares previously issued shall be adjusted. A copy of the form of agreement used to convert these obligations is attached herein as Exhibit 10.02. A copy of the Series X Preferred Stock Description and Certification of Designation is attached herein as Exhibit 3.6.

The 2020 Directors Advisory Agreement

On December 30, 2019, the Board of Directors of the Company approved Director Advisory Agreements for each Company Director (each an “Agreement,” collectively the “Agreements”). Each Agreement is for one (1) year and is effective immediately.

The Agreement has three (3) components: (i) per the Agreement, each Director shall receive a $2,000 per month stipend, except that in any month in which there is a physical meeting of all of the Board of Directors it shall be $5,000. All fees and stipends will accrue until the Company has sufficient funding to pay it in total, of which $1,000 of the stipend will get priority treatment, along with other conventional payroll obligations; (ii) each Director will receive a restricted stock allocation of 1 million shares that shall be immediately issued to the Director on his appointment (or to his assignee(s)) with certain reverse vesting provisions subject to the Directors continued standing as a Board member, such that: 1/6th of the shares shall be fully vested within 180 days, 1/6th shall be fully vested as of 6 months, 1/6th shall be fully vested as of 12 months, 1/6th shall fully vest as of 24 months, 1/6th shall fully vest as of 30 months and 1/6th shall fully vest as of 36 months.  If the Director has remained a member of the Board continuously through 36 months, the individual shall own 1 million shares of restricted stock with no further reverse vesting provisions. The restricted common stock issuances are considered appropriate additional annual compensation for active board duties. All share grants will be subject to Rule 144 and will have a six-month holding period according to the Securities Act. If the Director leaves the Board during this 6-month holding period, then any shares not previously relieved of the reverse vesting provisions will be rescinded.  The Company retains the right to issue these shares via a Stock Option program upon filing of the S-8 rather than issue restricted stock.

The Agreements further provide that any of the Directors may be removed on a vote of the majority of the disinterested members of the Board of Directors, as well as the terms of the Company's Bylaws, Articles of Incorporation and under the Delaware General Corporate Law (DGCL).

The description of the Agreements is a summary only and does not fully describe all the terms and conditions and is qualified in its entirety by copies of the form of 2020 Directors Advisory Plan is attached herein as Exhibit 10.03.

Sale and Issuance of Eagle Equities, LLC Term Note

The Company entered into a Securities Purchase Agreement and Promissory note dated December 19, 2019 and funded on December 19, 2019 in the net amount of $256,000. The lender was Eagle Equities, LLC. The new note carries an 12% interest rate and has a maturity date of twelve (12) months from the date of execution. The Company may prepay the note, and management intends to fulfil this option, at a premium of 110% to 140% of principal and interest between the date of issuance and 180 days thereafter. Should the note not be paid in full, any remaining balance, at any time after 180 days after issuance maybe convertible into the Company’s common stock at a conversion price for each share of common stock equal to 60% of the lowest traded price of the Company's common stock for the 20 prior trading days including the day upon which a notice of conversion is received by the Company. The use of proceeds requires the Company to redeem certain previously issued convertibles notes, and there is a prohibition in the agreement against additional discounted convertible notes.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Eagle Equities, LLC Note, the Eagle Equities, LLC SPA, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the Eagle Equities, LLC Note, the Eagle Equities, LLC SPA, filed as Exhibits 10.4 and 10.5, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 1.02	Entry into Termination of a Material Definitive Agreement.

Redemption of Certain Previously Issued Convertible Notes

As a part of its recently announced initiative to eliminate its convertible note financings, on November 25, 2019 True Nature Holding, Inc. (the "Company") paid in full two previously issued convertible notes: (i) the Crown Bridge Note dated July 7, 2019, whose face amount was $40,000 was paid in full for $63,373 on December 20, 2019; and  (ii) the Power Up Bridge Note dated , 2019, whose face amount was $38,000 was paid in full for $59,960 on December 20, 2019. In both cases the amounts paid included all accrued interest and fees.

Item 3.02	Unregistered Sales of Equity Securities.

Series X Preferred Shares

Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.  A total of approximately $683,000 debt was converted into 27,284 Series X Preferred stock. As a result 27,284 shares of the Series X Preferred Stock of the Company were issued to accredited investors. The offer and sale of the shares of the Series X Preferred issued in connection with the debt conversion were made in reliance on an exemption from registration under the Securities Act, pursuant to Section 4(a)(2) thereof.

Item 5.01	Changes in Control of Registrant.

On December 31, 2019, the Company issued a total of 27,324 shares of Series X Preferred Stock in exchange for the cancellation approximately $683,000 of debt in the form of general payables to vendors, accrued amounts owed to former and current insiders, and note holders. The Series X Preferred shares include voting rights such that each share will have 20,000 votes in any matter for which a vote of common shareholders will be required. As a result, the holders of the Series X Preferred shares will have the ability to vote, in aggregate, 88% of the shares available to vote based on 80 million shares outstanding as of the date of this filing. This is sufficient votes to approve any matter presented to the shareholders for approval. . Should these shares be exchanged for another security in the future the “super voting rights” would be extinguished, and the voting rights of the  securities received in exchange would be granted to the holders instead.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Doug Cole

Effective December 31, 2019, Mr. Douglas Cole has resigned all positions with the Company. There were no disagreements with Mr. Cole.

Appointment of Mr. Tom Brodmerkel as Director

Effective December 31, 2019 the Company’s Board of Directors (the “Board”) appointed Mr. Tom Brodmerkel as Director.

Below is a description of Mr. Brodmerkel’s professional work experience.

Mr. Brodmerkel is CEO of KMA Holding LLC (2013 – Present) an investment and consulting firm in the health care industry. Mr. Brodmerkel is currently acting CEO and Chair of Wave Health Technologies. Tom is on the board of CareSource Corporation, a not for profit $10B health plan primarily focused on serving the Medicaid population. Additionally, Tom serves on the board of PointRight, a privately held company analytics company.

Previously he was employed by Matrix Medical Network, Inc. (January 2009 thru November 2012) as its Executive Vice President. The company is based in Scottsdale, AZ, and he was responsible for Corporate and Business development, Client Services, Sales and Marketing. The company was sold to a private equity group in April 2012. From May 2007 thru December 2008 President, Medicare Programs for Bethesda, MD based Coventry Healthcare, Inc. He was fully responsible for P&L for the +$2 Billion Medicare Programs division. Products included Medicare Advantage Part C, Prescription Drugs Part D, Private-Fee-For-Service., Special Needs Plans, and MSA’s. Mr. Bordmerkel was employed by United Health Group, Inc, from 2004-2006 as its President, United Health Advisors, SVP, Senior Retiree Services based in Minneapolis, MN. He was responsible for over +$1.5B of sales, marketing, and business development for products targeted to individuals aged 50 and older. These products include Medicare Advantage, Medicare Supplements, Medicare Pharmacy-Part D, Special Needs Plans for individuals and groups.

While at American Telecare Inc during 2004 as Executive Vice President Minneapolis, MN where he was responsible for all field operations, customer service, sales, marketing and business development. He was employed by Lumenous, Inc. from 2003 thru 2004 as its Executive Vice President, based in Minneapolis, MN. During 2002 and 2003 he was employed by Stanton Group, Inc. as its Executive Vice President, based in Minneapolis, MN. Prior to that he was employed by Definity Health, Inc, during 2001 and 2002 as its Executive Vice President, based in Minneapolis, MN. He was employed in various capacities by United Healthcare, Inc, from 1994- through 2001. Before joining United Healthcare, he was employed by Old Northwest Agents, Inc. (1990–1994) as Vice President in Minneapolis, MN. Before that he was employed by Mutual of New York (MONY) from 1988 through 1990 as its District Manager in Charleston, SC. He was employed by Ward Financial Services, Inc. from 1986 through 1988 as its Vice President, in Charleston, SC. After graduating from college, he began his career at the Three Star Drilling Corporation in 1985 as its General Manager based in Lawrenceville, IL.

His military service included 5 years in the United States Navy (1980–1985) as a Supply Officer based in San Diego, CA, Panama Canal, Panama, and in Charleston, SC.

Mr. Brodmerkel graduated from the United States Naval Academy, Annapolis, Maryland with a Bachelor of Science in 1982.

Family Relationships

Mr. Brodmerkel does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions with regard to Mr. Brodmerkel reportable under Item 404(a) of Regulation S-K.

Compensatory Arrangements

Mr. Brodmerkel will have the same compensation as other Directors under the 2020 Directors Advisory Agreement, which includes a stipend of $2,000 per month ($5,000 in a month where there is a physical meeting of the Board of Directors). The compensation also includes an award of 1,000,000 shares of restricted common stock or stock options as deemed by the Company, subject to certain reverse vesting conditions over a 3-year term. A copy of the 2020 Directors Advisory agreement is attached to this filing as Exhibit 10.03.

Item 7.01	Regulation FD Disclosure.

On December 23, 2019 the Company issued a press release which included an interview with the President and COO of the Company, This press release is attached to this filing as Exhibit 99.1 to this filing but shall be considered furnished not filed.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
3.6	Certificate of Designation of Series X Preferred Stock
10.01	Software Sales and License Agreement between the Company and Pharmaceutical Care Consultants dated December 12, 2019
10.02	Form of Agreement to Convert Debt Obligations to Series X Preferred shares
10.03	Form of the 2020 Directors Advisory Agreement
10.04	Securities Purchase Agreement dated December 19, 2020 with Eagle Equities, Inc.
10.05	Note dated December 19, 2020 with Eagle Equities, Inc.
99.1	Press Release December 23, 2019

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE NATURE HOLDING, INC.

Date: January 6, 2019	By:	/s/ Julie R. Smith
Julie R. Smith
President, Chief Operating Officer

	By:	/s/ Lawrence Diamond
Lawrence Diamond
Chief Executive Officer and Interim Chief Financial Officer

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